EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Lund International Holdings, Inc. on Form S-8 (File Nos. 33-78140, 333-46263, 33-64083 and 33-37160) of our report dated April 2, 1999 on our audit of the financial statements of Smittybilt, Inc. as of January 31, 1999 and for the ten month period ended January 31, 1999 included in this Form 8K/A of Lund International Holdings, Inc. dated April 13, 1999.





PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 12, 1999